UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2018

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On January 23, 2018, Sam Chawla, a member of the board of directors (the “Board”) of VBI Vaccines Inc. (the “Company”), notified the Board of his resignation from the Board, effective January 23, 2018. Mr. Chawla’s decision to resign from the Board did not result from any disagreement with the Company or its management.

On January 23, 2018, Ran Nussbaum notified the Board of his resignation from the Board, effective January 23, 2018. Mr. Nussbaum’s decision to resign from the Board did not result from any disagreement with the Company or its management.

Effective as of January 23, 2018, Tomer Kariv was appointed to the Board to replace Mr. Nussbaum. As previously reported, on October 26, 2017, the Company entered into a subscription agreement (the “Subscription Agreement”) with certain investors relating to the Company’s registered direct offering, issuance and sale of 7,475,410 common shares (the “Registered Direct Offering”). Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership (collectively, the “Pontifax Entities”) purchased an aggregate of 2,295,083 common shares in the Registered Direct Offering for a purchase price of US$7.0 million. Pontifax IV GP L.P. is the general partner of each of the Pontifax Entities, and Pontifax Management 4 G.P. (2015) Ltd. is the general partner of Pontifax IV GP L.P. Mr. Kariv is one of the managing partners of the Pontifax Entitiels and one of the directors and shareholders of Pontifax Management 4 G.P. (2015) Ltd. Mr. Kariv was appointed as Mr. Nussbaum’s successor. Mr. Nussbaum served as The Pontifax Entities’ board appointee, and had been appointed to the Board pursuant to the Subscription Agreement upon closing of the Registered Direct Offering.

In connection with the consummation of the Registered Direct Offering, on October 30, 2017, the Company issued the Pontifax Entities four-year warrants to purchase an aggregate of 550,000 common shares at an exercise price of US$3.34 per share, as a finder’s fee.

Item 8.01 Other Events.

On January 26, 2018, the Company issued a press release announcing the resignation of Mr. Chawla and the change of representation from the Pontifax Entities, with Mr. Kariv replacing Mr. Nusbaum. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: January 29, 2018	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer